EXHIBIT 10.42

LIMITED CONSENT AND WAIVER

This LIMITED CONSENT AND WAIVER (this “Limited Consent”) is dated as of November 1, 2016, and is effective as of October 26, 2016 and is made by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), BANK OF AMERICA N.A., as Administrative Agent (“Agent”) L/C Issuer and Lender, and BROWN BROTHERS HARRIMAN & CO. (“BBH”).

Background

The Borrower, the Agent and BBH entered into a Second Amended and Restated Credit Agreement dated as of March 29, 2013, as amended by First Amendment to Second Amended and Restated Credit Agreement dated May 30, 2013 with an effective date as of April 30, 2013, as amended by Second Amendment to Second Amended and Restated Credit Agreement and Waiver dated October 31, 2013, as amended by Third Amendment to Second Amended and Restated Credit Agreement dated April 24, 2015, as amended by Fourth Amendment to Second Amended and Restated Credit Agreement dated June 30, 2015, as amended by Fifth Amendment to Amended and Restated Credit Agreement dated as of November 5, 2015, as amended by Sixth Amendment to Second Amended and Restated Credit Agreement dated as of March 9, 2016, (collectively, the “Credit Agreement”). Capitalized terms used herein but not defined herein will have the meaning given such term in the Credit Agreement.

The Borrower caused its wholly-owned subsidiary, Biochrom Ltd, a company organized under the laws of England and Wales, to sell (the “German Subsidiary Sale”) its direct and indirect subsidiaries, AHN Acquisition GmbH and AHN Biotechnologie GmbH. The German Subsidiary Sale constituted a Disposition under the terms of the Credit Agreement. Section 2.05(b)(i) of the Credit Agreement requires that the Net Cash Proceeds of a Disposition be used to prepay the Loans unless reinvested under certain conditions. The Borrower has requested that the Lenders waive such prepayment requirement in the case of the German Subsidiary Sale.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lenders hereby agree as follows:

1.                  Limited Consent and Waiver; Covenant. Upon satisfaction of the conditions precedent contained in Section 2 below, the Lenders hereby waive the requirement that the Net Cash Proceeds of the German Subsidiary Sale (the “German Subsidiary Sale Proceeds”) be used to prepay the Loans or to be reinvested as provided in Section 2.05(b)(i) of the Credit Agreement. The foregoing waiver of the application of the German Subsidiary Sale Proceeds is limited to the application of the German Subsidiary Sale Proceeds and to no other matter. By providing the forgoing waiver the Lenders are not agreeing to provide any waivers or consents in the future.

The parties agree that the references in the text of Section 2.05(b)(i) of the Credit Agreement, in two places, to “Section 2.05(b)(ii)” shall be deemed to be to “Section 2.05(b)(i).”

2.                  Conditions Precedent. The following conditions shall be satisfied as conditions precedent hereto:

(a)                the Borrower shall have delivered to the Agent a fully executed counterpart of this Limited Consent;

(b)               the Borrower shall have paid all fees, costs and expenses owing to the Agent and its counsel on or before the date hereof; and

(c)                the Lenders shall have indicated their consent and agreement by executing this Limited Consent.

3.                  Miscellaneous.

(a)                Expenses of the Agent. As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Limited Consent, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(b)               Applicable Law. This Limited Consent shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(c)                Counterparts. This Limited Consent may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(d)               ENTIRE AGREEMENT. THIS LIMITED CONSENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS LIMITED CONSENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

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IN WITNESS WHEREOF, this Limited Consent is effective as of October 26, 2016.

BORROWER

HARVARD BIOSCIENCE, INC.

By: /s/ Robert E. Gagnon
Name: Robert E. Gagnon
Title: Chief Financial Officer

AGENT

BANK OF AMERICA, N.A., as Agent

By: /s/ Renee Marion
Name: Renee Marion
Title: Assistant Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender

By: /s/ Peter McCarthy
Name: Peter McCarthy
Title: Senior Vice President

BROWN BROTHERS HARRIMAN & CO., as a Lender

By: /s/ Daniel G. Head, Jr.
Name: Daniel G. Head, Jr.
Title: Senior Vice President